                                                                    Exhibit 8(j)

                                     FORM OF
                          CUSTODIAN SERVICES AGREEMENT
                                   SCHEDULE A
                                 AMENDED [   ]

1.         Schwab California Municipal Money Fund         November 6, 1990

2.         Schwab Money Market Fund                       April 8, 1991

3.         Schwab Government Money Fund                   April 8, 1991

4.         Schwab Municipal Money Fund                    May 3, 1991

5.         Schwab US Treasury Money Fund                  November 5, 1991

6.         Schwab Value Advantage Money Fund              February 7, 1992

7.         Schwab Institutional Money Fund                November 26, 1993

8.         Schwab Retirement Money Fund                   November 26, 1993

9.         Schwab New York Municipal Money Fund           November 8, 1994

10.        Schwab Government Cash Reserves Fund           October 20, 1997

11.        Schwab New Jersey Municipal Money Fund         January 20, 1998

12.        Schwab Pennsylvania Municipal Money Fund       January 20, 1998

13.        Schwab Florida Municipal Money Fund            February 16, 1998


                PFPC INC.

                By:      ________________________
                         Joseph T. Gramlich

                Title:   Senior Vice President

                THE CHARLES SCHWAB FAMILY OF FUNDS

                By:      ________________________
                         William J. Klipp

                Title:   Executive Vice President and Chief Operating Officer